SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------


                                   FORM 8-K/A
                                AMENDMENT NO. 1

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):       OCTOBER 31, 1999
                                                        ----------------


                           MENTOR GRAPHICS CORPORATION
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



           OREGON                   0-13442             93-0786033
--------------------------------------------------------------------------------
 (State or other jurisdiction     (Commission         (IRS Employer
      of incorporation)           File Number)      Identification No.)


       8005 S.W. BOECKMAN ROAD,
           WILSONVILLE, OR                              97070-7777
--------------------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:     (503) 685-7000
                                                        --------------


                                    NO CHANGE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

     On October 31, 1999, Mentor Graphics Corporation, an Oregon corporation ("Mentor Graphics") completed the acquisition of substantially all of the assets of VeriBest, Inc. ("VeriBest"), a Delaware corporation and subsidiary of Intergraph Corporation ("Intergraph"). Mentor Graphics intends to continue to offer and support VeriBest's electronic design automation product lines, and to continue to use VeriBest's product development resources.

     The purchase price for VeriBest's assets consisted of $9,130,000 in cash and a warrant to purchase 500,000 shares of Mentor Graphics common stock at $15 per share exercisable from October 31, 2001 until October 31, 2002. Mentor Graphics also assumed deferred maintenance and other liabilities.

     The cash paid at closing was funded from Mentor Graphics' available cash balances. The amount of consideration paid in connection with the transaction was determined in arms-length negotiations between Mentor Graphics and Intergraph.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

     (a) Financial Statements of Business Acquired.

         Audited Consolidated Balance Sheets of VeriBest as of September 30, 1999 and December 31, 1998, and related audited Consolidated Statements of Operations, Stockholders' Equity (Deficit) and Cash Flows for the nine months ended September 30, 1999 and each of the years in the two-year period ended December 31, 1998. Included as pages F-1 to F-16 of this Form 8-K/A Amendment No. 1.

     (b) Pro Forma Financial Information.

         Pro forma Balance Sheet as of September 30, 1999 and pro forma Statements of Operations for the year ended December 31, 1998 and the nine-month period ended September 30, 1999. Included as pages F-17 to F-22 of this Form 8-K/A Amendment No. 1.

     (c) Exhibits.

         2.1 Asset Purchase Agreement dated October 31, 1999 among Registrant and VeriBest, Inc. (Included with original Form 8-K filed by Registrant on November 15, 1999.)

         23.1   Consent of KPMG LLP.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     MENTOR GRAPHICS CORPORATION
                                     (Registrant)


Date: January 14, 2000               By: ANTHONY B. ADRIAN
                                         ---------------------------------------
                                         Anthony B. Adrian
                                         Vice President and Corporate Controller

                                 VERIBEST, INC.
                                AND SUBSIDIARIES


                        Consolidated Financial Statements


                                      Index


                                                                            Page

Index                                                                        F-1

Independent Auditors' Report                                                 F-2

Consolidated Balance Sheets                                                  F-3

Consolidated Statements of Operations                                        F-4

Consolidated Statements of Stockholders' Equity (Deficit)                    F-5

Consolidated Statements of Cash Flows                                        F-6

Notes to Consolidated Financial Statements                                   F-7

                          Independent Auditors' Report


VeriBest, Inc.:

We have audited the accompanying consolidated balance sheets of VeriBest, Inc. and subsidiaries as of September 30, 1999 and December 31, 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the nine months ended September 30, 1999 and each of the years in the two-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of VeriBest, Inc. and subsidiaries as of September 30, 1999 and December 31, 1998, and the results of their operations and their cash flows for the nine months ended September 30, 1999 and each of the years in the two-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

KPMG LLP

Denver, Colorado
December 22, 1999

                                              VERIBEST, INC.
                                             AND SUBSIDIARIES

                                       Consolidated Balance Sheets

                                               In thousands

                                                                          September 30,      December 31,
                                      Assets                                      1999              1998
                                                                          ------------      ------------
Current assets:
    Cash and cash equivalents                                             $      2,227      $      1,951
    Trade accounts receivable, net of allowance for doubtful
       accounts of $178 at September 30, 1999 and
       $434 at December 31, 1998                                                 6,016             7,047
    Inventories                                                                     --               324
    Other receivables                                                              496               990
    Prepaid expenses and other                                                     463               488
                                                                          ------------      ------------

               Total current assets                                              9,202            10,800

Property, plant and equipment, net                                                 736               890
Capitalized software development costs, net                                      3,037             3,692
Other assets, net                                                                  338               238
                                                                          ------------      ------------

               Total assets                                               $     13,313      $     15,620
                                                                          ============      ============

                      Liabilities and Stockholders' Equity

Current liabilities:
    Due to parent                                                         $        443      $     18,122
    Accounts payable                                                               396               833
    Value added taxes payable                                                      437               441
    Accrued compensation and commissions                                         2,966             3,089
    Accrued liabilities                                                          1,608             1,857
    Deferred revenue                                                             4,962             5,317
    Other                                                                           --                27
                                                                          ------------      ------------

               Total liabilities                                                10,812            29,686
                                                                          ------------      ------------

Stockholders' equity (deficit):
    Common stock, .10 par value, authorized 25,000 shares;
       21,003 and 21,000 issued and outstanding at
       September 30, 1999 and December 31, 1998, respectively                    2,100             2,100
    Additional paid-in capital                                                  52,295            29,100
    Accumulated deficit                                                        (52,444)          (45,374)
    Accumulated other comprehensive income                                         550               108
                                                                          ------------      ------------

               Total stockholders' equity (deficit)                              2,501           (14,066)
                                                                          ------------      ------------

               Total liabilities and stockholders' equity (deficit)       $     13,313      $     15,620
                                                                          ============      ============


                       See accompanying notes to consolidated financial statements.

                                              VERIBEST, INC.
                                             AND SUBSIDIARIES

                                  Consolidated Statements of Operations

                                   In thousands, except per share data


                                                          Nine months              Years ended
                                                                ended              December 31,
                                                         September 30,    -----------------------------
                                                                 1999             1998             1997
                                                         ------------     ------------     ------------
Revenues:
    Software licenses                                    $     10,811     $     13,337     $     16,379
    Service and support                                        11,275           14,906           12,911
                                                         ------------     ------------     ------------

              Total revenues                                   22,086           28,243           29,290
                                                         ------------     ------------     ------------

Cost of revenues:
    Software licenses                                           3,289            5,031            7,897
    Service and support                                         5,658            8,728            7,979
                                                         ------------     ------------     ------------

              Total cost of revenues                            8,947           13,759           15,876
                                                         ------------     ------------     ------------

              Gross margin                                     13,139           14,484           13,414
                                                         ------------     ------------     ------------

Operating expenses:
    Research and development                                    5,197            6,968            7,775
    Marketing and selling                                      10,628           16,941           18,792
    General and administration                                  2,554            3,008            3,228
    Special charges                                               871              500               --
                                                         ------------     ------------     ------------

              Total operating expenses                         19,250           27,417           29,795
                                                         ------------     ------------     ------------

              Operating loss                                   (6,111)         (12,933)         (16,381)

Interest expense                                                 (670)            (453)          (1,488)
Foreign currency transaction gains (losses)                      (423)             356              593
Other income (expense), net                                       134              (88)            (662)
                                                         ------------     ------------     ------------

              Net loss                                   $     (7,070)    $    (13,118)    $    (17,938)
                                                         ============     ============     ============

Net loss per share -
    basic and diluted                                           (0.34)           (0.62)           (0.85)
                                                         ============     ============     ============

Weighted average number of shares outstanding -
    basic and diluted                                          21,003           21,000           21,000
                                                         ============     ============     ============


                      See accompanying notes to consolidated financial statements.

                                                           VERIBEST, INC.
                                                          AND SUBSIDIARIES

                                     Consolidated Statements of Stockholders' Equity (Deficit)

                                            For the nine months ended September 30, 1999
                                           and the years ended December 31, 1998 and 1997

                                                            In thousands

                                                                         Accumulated
                                         Common stock      Additional          other                                         Total
                                      -------------------     paid-in  comprehensive  Accumulated  Comprehensive     stockholders'
                                        Shares     Amount     capital  income (loss)      deficit           loss  equity (deficit)
                                      --------  ---------  ----------  -------------  -----------  -------------  ----------------
Balance at December 31, 1996            21,000  $   2,100  $    7,558  $         207  $   (14,318) $              $         (4,453)

Net loss                                    --         --          --             --      (17,938)       (17,938)          (17,938)
Foreign currency translation
   adjustment                               --         --          --            149           --            149               149
                                      --------  ---------  ----------  -------------  -----------  -------------  ----------------
Comprehensive loss                                                                                 $     (17,789)
                                                                                                   =============

Balance at December 31, 1997            21,000      2,100       7,558            356      (32,256)                         (22,242)

Debt abatement                              --         --      21,542             --           --                           21,542
Net loss                                    --         --          --             --      (13,118) $     (13,118)          (13,118)
Foreign currency translation
   adjustment                               --         --          --           (248)          --           (248)             (248)
                                      --------  ---------  ----------  -------------  -----------  -------------  ----------------

Comprehensive loss                                                                                 $     (13,366)
                                                                                                   =============

Balance at December 31, 1998            21,000      2,100      29,100            108      (45,374)                         (14,066)

Debt abatement                              --         --      23,194             --           --                           23,194
Option exercise                              3         --           1             --           --                                1
Net loss                                    --         --          --             --       (7,070) $      (7,070)           (7,070)
Foreign currency translation
   adjustment                               --         --          --            442           --            442               442
                                      --------  ---------  ----------  -------------  -----------  -------------  ----------------
Comprehensive loss                                                                                 $      (6,628)
                                                                                                   =============
Balance at September 30, 1999           21,003  $   2,100  $   52,295  $         550  $   (52,444)                $          2,501
                                      ========  =========  ==========  =============  ===========                 ================


                                   See accompanying notes to consolidated financial statements.

                                                VERIBEST, INC.
                                               AND SUBSIDIARIES

                                    Consolidated Statements of Cash Flows

                                                 In thousands


                                                               Nine months              Years ended
                                                                     ended              December 31,
                                                              September 30,    -----------------------------
                                                                      1999             1998             1997
                                                              ------------     ------------     ------------
Operating cash flows:
    Net loss                                                  $     (7,070)    $    (13,118)    $    (17,938)
    Adjustments to reconcile net loss to net cash
      provided (used) by operating activities:
         Depreciation and amortization                               2,577            3,647            4,909
         Loss (gain) on sale of assets                                 149              (42)             307
         Provision for doubtful accounts                              (256)            (124)             320
    Changes in operating assets and liabilities:
      Trade accounts receivable                                      1,287              (12)             555
      Other receivables                                                494               51              970
      Intercompany receivable (payables)                           (17,679)         (10,246)          12,098
      Prepaid expenses and other assets                                (75)             605             (247)
      Accounts payable                                                (437)             (87)            (359)
      Accrued liabilities, compensation and commissions               (372)             455              (12)
      Deferred revenue                                                (355)           1,225            2,340
      Other assets (liabilities)                                       293             (326)            (116)
                                                              ------------     ------------     ------------

             Net cash provided (used) by operating
                activities                                         (21,444)         (17,972)           2,827
                                                              ------------     ------------     ------------

Investing cash flows:
    Purchases of property, plant and equipment                        (369)            (480)            (819)
    Capitalized software development costs                          (1,548)          (3,495)          (2,248)
                                                              ------------     ------------     ------------

             Net cash provided (used by) investing
                activities                                          (1,917)          (3,975)          (3,067)
                                                              ------------     ------------     ------------

Financing cash flows:
    Proceeds from issuance of common stock                               1               --               --
    Debt abatement                                                  23,194           21,542               --
                                                              ------------     ------------     ------------

             Net cash provided by financing activities              23,195           21,542               --
                                                              ------------     ------------     ------------

Effect of exchange rate changes on cash and cash
    equivalents                                                        442             (248)             149
                                                              ------------     ------------     ------------

             Net change in cash and cash equivalents                   276             (653)             (91)

Cash and cash equivalents at beginning of period                     1,951            2,604            2,695
                                                              ------------     ------------     ------------

Cash and cash equivalents at end of period                    $      2,227     $      1,951     $      2,604
                                                              ============     ============     ============

Supplementary information -
    cash paid for - interest expense                          $         36     $         19     $         35
                                                              ============     ============     ============


                         See accompanying notes to consolidated financial statements.

                                 VERIBEST, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                September 30, 1999 and December 31, 1998 and 1997

                     All numerical references in thousands,
                     except percentages and per share data


(1)  Summary of Significant Accounting Policies

     (a)  Nature of Business

          VeriBest, Inc. (the Company) a subsidiary of Intergraph Corporation, is a worldwide supplier of Electronic Design Automation (EDA) solutions that enhance customer's ability to design electronic systems and subsystems. The Company's system design solutions include tools for design entry, analog, PCB and digital design as well as consulting services. The Company markets its products and services primarily to customers in the communications, computer and consumer electronics industries. The Company primarily licenses its products through its direct sales force in the United States, Europe and Japan. The Company is headquartered in Boulder, Colorado.

          On October 31, 1999, Intergraph Corporation sold substantially all assets and liabilities of the Company to Mentor Graphics Corporation for approximately $9,100 in cash and a warrant to purchase 500 shares of Mentor Graphics common stock at $15 per share exercisable from October 31, 2001 until October 31, 2002.

          As shown in the accompanying consolidated financial statements, the Company incurred net losses and had stockholders' equity at September 30, 1999 after abatement of intercompany debt in 1999 of $23,194, and stockholders' deficit at December 31, 1998 and 1997. The Company is economically dependent upon continued financial support from Mentor Graphics to fund operating losses and working capital needs until such time as profitable operations are attained.

     (b)  Principles of Consolidation

          The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries: VeriBest International, Ltd., located in the United Kingdom, VeriBest, S.A. located in France, VeriBest GmbH located in Germany and VeriBest K.K. located in Japan. All significant intercompany accounts and transactions are eliminated in consolidation.

     (c)  Foreign Currency

          Translation Local currencies are the functional currencies for the Company's foreign subsidiaries. Assets and liabilities of foreign operations are translated to U.S. dollars at current rates of exchange, and revenues and expenses are translated using weighted average rates. Gains and losses from foreign currency translation are included as a separate component of stockholders' equity. Foreign currency transaction gains and losses are included as a component of other income and expense.

                                      F-7                            (Continued)

                                 VERIBEST, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                September 30, 1999 and December 31, 1998 and 1997

                     All numerical references in thousands,
                     except percentages and per share data


     (d)  Financial Instruments

          The Company places its cash equivalents and short-term investments with major banks and financial institutions. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersion across different businesses and geographic areas. The carrying amounts of cash equivalents, short-term investments, trade receivables, other receivables, accounts payable and accrued expenses approximate fair value because of the short-term nature of these instruments. The Company does not believe it is exposed to any significant credit risk or market risk on its financial instruments.

     (e)  Cash and Cash Equivalents

          Cash and cash equivalents represent cash and money market accounts. The Company classifies highly liquid investments purchased with an original maturity of three months or less as cash equivalents.

     (f)  Property, Plant and Equipment

          Property, plant and equipment is stated at cost. Expenditures for additions to property, plant and equipment are capitalized. The cost of repairs and maintenance is expensed as incurred. Depreciation of computer equipment, equipment and furniture and fixtures is computed principally on a straight-line basis over the estimated useful lives of the assets, generally three to five years. Leasehold improvements are amortized on a straight-line basis over the lesser of the term of the lease or estimated useful lives of the improvements.

          In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, management reviews long-lived assets and the related intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate, to the carrying amount including associated intangible assets of such operation. If the operation is determined to be unable to recover the carrying amount of its assets, then intangible assets are written down first, followed by the other long-lived assets of the operation, to fair value. Fair value is determined based on discounted cash flows or appraised values, depending upon the nature of the assets.

     (g)  Income Taxes

          The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts and tax balances of existing assets and liabilities. Deferred tax assets and liabilities

                                      F-8                            (Continued)

                                 VERIBEST, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                September 30, 1999 and December 31, 1998 and 1997

                     All numerical references in thousands,
                     except percentages and per share data


          are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

     (h)  Revenue Recognition

          Revenue from software licenses is recognized at the time of shipment. Maintenance revenue is deferred and recognized ratably over the contract term. Training and consulting revenue is recognized at contract milestones or as services are rendered.

          In 1997, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) No. 97-2, Software Revenue Recognition. In March 1998, the Financial Accounting Standards Board
          (FASB) approved SOP 98-4, Deferral of the Effective Date of a Provision of 97-2, Software Revenue Recognition. SOP 98-4 defers for one year, the application of several paragraphs and examples in SOP 97-2 which limits the definition of vendor specific objective evidence
          (VSOE) of the fair value of various elements in a multiple element arrangement. The provisions of SOP's 97-2 and 98-4 have been applied to transactions entered into beginning January 1, 1998. Prior to 1998, the Company's revenue policy was in accordance with the preceding authoritative guidance provided by SOP 91-1, Software Revenue Recognition.

     (i)  Software Development Costs

          The Company accounts for software development costs in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. Software development costs are capitalized beginning when a product's technological feasibility has been established by completion of a working model of the product and ending when a product is available for general release to customers. The Company continues to have completed working models of new products each year. The costs incurred between the completion of the working model and general release to customers is capitalized. There was approximately $1,548, $3,495 and $2,248 capitalized for the nine month period ended September 30, 1999 and for the years ended December 31, 1998 and 1997, respectively.

          Amortization of capitalized software development costs is calculated as the greater of the ratio that the current product revenues bear to estimated future revenues or the straight-line method over the expected product life cycle of approximately two years. Amortization expense is included in system and software cost of revenues in the Consolidated Statements of Operations and was $2,203, $2,886 and $3,076 for the nine months ended September 30, 1999 and the years ended December 31, 1998 and 1997, respectively.

                                      F-9                            (Continued)

                                 VERIBEST, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                September 30, 1999 and December 31, 1998 and 1997

                     All numerical references in thousands,
                     except percentages and per share data


     (j)  Net Income (Loss) Per Share

          In 1997, the Company adopted SFAS No. 128, Earnings Per Share which provides that "basic net income (loss) per share" and "diluted net income (loss) per share" for all prior periods presented are to be computed using the weighted average number of common shares outstanding during each period, with diluted net income (loss) per share including the effect of potentially dilutive common shares.

          Potential common stock related to stock options are anti-dilutive in a net loss year and, therefore, are not included in the calculation of diluted net loss per share for the nine month period ended September 30, 1999 and the years ended December 31, 1998 and 1997.

     (k)  Comprehensive Loss

          On January 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive loss consists of net loss and foreign currency translation adjustment and is presented in the consolidated statement of stockholders' equity. The statement requires only additional disclosures in the consolidated financial statements; it does not affect the Company's financial position or results of operations. Prior year financial statements have been reclassified to conform to the requirements of SFAS No. 130.

     (l)  Use of Estimates

          Generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets, liabilities and contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(2)  Income Taxes

     The provision for income taxes is as follows:

                                         Nine month
                                       Period ended      Year ended      Year ended
                                       September 30,    December 31,    December 31,
                                               1999            1998            1997
                                       ------------    ------------    ------------
     Deferred:
        Federal                        $         --    $         --    $         --
        State                                    --              --              --
                                       ------------    ------------    ------------

           Total deferred                        --              --              --
                                       ------------    ------------    ------------

           Total                       $         --    $         --    $         --
                                       ============    ============    ============

                                      F10                            (Continued)

                                 VERIBEST, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                September 30, 1999 and December 31, 1998 and 1997

                     All numerical references in thousands,
                     except percentages and per share data


     The effective tax expense differs from the statutory federal tax expense as follows:

                                         Nine month
                                       Period ended      Year ended      Year ended
                                       September 30,    December 31,    December 31,
                                               1999            1998            1997
                                       ------------    ------------    ------------
       Federal tax                     $     (2,533)   $     (3,497)   $     (5,443)
       State tax, net of federal
       benefit                                   25            (336)           (524)
       Change in valuation
       allowance                              2,484           3,973           6,199
       Other, net                                24            (140)           (232)
                                       ------------    ------------    ------------

                                       $         --    $         --    $         --
                                       ============    ============    ============

     The tax effects of temporary differences and carryforwards which gave rise to significant portions of deferred tax assets were as follows:

                                         Nine month
                                       Period ended      Year ended      Year ended
                                       September 30,    December 31,    December 31,
                                               1999            1998            1997
                                       ------------    ------------    ------------
       Deferred tax assets:
         Reserves and allowances       $        128    $        167    $        164
         Net operating loss
           carryforwards                     12,315           9,837           5,763
         Capitalized software
           development                          157              71             279
         Other, net                              96             137              33
                                       ------------    ------------    ------------

              Total gross deferred
                tax assets                   12,696          10,212           6,239

         Less valuation
           allowance                        (12,696)        (10,212)         (6,239)
                                       ------------    ------------    ------------

              Net deferred tax
                asset                  $         --    $         --    $         --
                                       ============    ============    ============

     The Company has established a valuation allowance for certain deferred tax assets, including those for net operating loss and tax credit carryforwards. Such a valuation allowance is recorded when it is more likely than not that some portion of the deferred tax assets will not be realized.

                                      F-11                           (Continued)

                                 VERIBEST, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                September 30, 1999 and December 31, 1998 and 1997

                     All numerical references in thousands,
                     except percentages and per share data


     As of September 30, 1999, the Company, for federal income tax purposes, has net operating loss carryforwards of approximately $33,543. If not used by the Company to reduce income taxes payable in future periods, net operating loss carryforwards will expire between 2012 through 2019.

(3)  Property, Plant and Equipment

     A summary of property, plant and equipment follows:

                                                 September 30,      December 31,
                                                         1999              1998
                                                 ------------      ------------
       Computer equipment                        $     11,329      $     11,312
       Equipment, furniture and fixtures                  667               674
       Leasehold improvements                             513              513
                                                 ------------      -----------

                                                       12,509           12,499

       Less accumulated depreciation                  (11,773)         (11,609)
                                                 ------------      -----------

           Property, plant and equipment, net    $        736      $       890
                                                 ============      ===========

(4)  Stock Option Plan

     The Company has three stock option plans for employees and consultants and up to 3,600 shares of the Company's common stock are authorized for issuance under these plans. Participants and the number of options granted will be determined at the discretion of the Board. All options granted will vest over a four-year period with the first eligible exercise date, one year from initial grant, and expire within 10 years from the date of grant.

     SFAS No. 123 Accounting for Stock-Based Compensation defines a fair value based method of accounting for an employee stock option and similar equity instrument. As is permitted under SFAS No. 123, the Company has elected to continue to account for its stock-based compensation plans under APB Opinion No. 25. The Company has computed, for pro forma disclosure purposes, the value of all options granted during the period ended September 30, 1999 and the years ended December 31, 1998 and 1997 using the Black-Scholes option pricing model as prescribed by SFAS No. 123 using the following weighted average assumptions for grants:

                                               Nine months              Years ended
                                                     ended              December 31,
                                              September 30,    -----------------------------
                                                      1999             1998             1997
                                              ------------     ------------     ------------
         Risk-free interest rate                      5.5%             5.5%            6.25%
         Expected dividend yield                        0%               0%               0%
         Expected life (in years)                     5.5              5.5              5.5
         Expected volatility                            0%               0%               0%

                                      F-12                           (Continued)

                                 VERIBEST, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                September 30, 1999 and December 31, 1998 and 1997

                     All numerical references in thousands,
                     except percentages and per share data


     Using the Black-Scholes methodology, the total value of options granted during the nine months ended September 30, 1999 and the years ended December 31, 1998 and 1997 was $66, $46 and $145, respectively, which would be amortized on a pro forma basis over the vesting period of the options. The weighted average fair value of options granted during the nine months ended September 30, 1999 and the years ended December 31, 1998 and 1997 was .50 per share. If the Company had accounted for its stock-based compensation plans in accordance with SFAS No. 123, the Company's net loss and net loss per share would approximate the pro forma disclosures below:

                                                 Nine months              Years ended
                                                       ended              December 31,
                                                September 30,    -----------------------------
                                                        1999             1998             1997
                                                ------------     ------------     ------------
         Net loss                               $     (7,136)    $    (13,164)    $    (18,083)
         Net loss per share, basic and
             diluted                                   (0.34)           (0.63)           (0.86)

     The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. SFAS No. 123 does not apply to awards prior to January 1, 1995, and additional awards are anticipated in future years.

     The following table summarizes information about options outstanding and exercisable at September 30, 1999:

                                         Outstanding                     Exercisable
                              -----------------------------------   --------------------
                   Range of                  Remaining   Weighted               Weighted
                exercisable   Number of    contractual    average   Number of    average
                     prices      shares   life (years)      price      shares      price
              -------------   ---------   ------------   --------   ---------   --------
              $ 0.50 - 1.00       3,258           3.91   $    .49       1,898   $    .50

                                      F-13                           (Continued)

                                 VERIBEST, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                September 30, 1999 and December 31, 1998 and 1997

                     All numerical references in thousands,
                     except percentages and per share data


     Options under the plans generally become exercisable over a four-year period from the date of grant at prices generally not less than the fair market value at the date of grant. The excess of the fair market value of the shares at the date of grant over the option price, if any, is charged to operations ratably over the vesting period. At September 30, 1999, 342 shares were reserved for issuance and were available for future grant. Stock options outstanding, the weighted average exercise price and transactions involving the stock option plans are summarized as follows:

                                                         Shares             Price
                                                 --------------    --------------
       Balance at December 31, 1996                       2,833    $          .50

           Granted                                          375               .50
           Canceled                                        (113)              .50
                                                 --------------    --------------

       Balance at December 31, 1997                       3,095               .50

           Granted                                          492               .50
           Canceled                                        (462)              .50
                                                 --------------    --------------

       Balance at December 31, 1998                       3,125               .50

           Granted                                          361              1.00
           Exercised                                         (3)              .50
           Canceled                                        (225)              .50
                                                 --------------    --------------

       Balance at September 30, 1999                      3,258    $          .49
                                                 ==============    ==============

(5)  Leases

     The Company has non-cancelable operating leases for its field offices and facilities through 2004. In addition, the Company leases automobiles under non-cancelable operating leases which expire over the next three years. Future minimum lease payments under all non-cancelable operating leases are as follows:

                Year ended
                    2000                      $      518
                    2001                             451
                    2002                             404
                    2003                             332
                    2004                             261
                                              ----------
                                              $    1,966
                                              ==========

     Rent expense under operating leases was $651, $755, and $900 for the nine-month period ended September 30, 1999, and for the years ended December 31, 1998 and 1997, respectively.

                                      F-14                           (Continued)

                                 VERIBEST, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                September 30, 1999 and December 31, 1998 and 1997

                     All numerical references in thousands,
                     except percentages and per share data


(6)  Intercompany Borrowings

     The balance in intercompany borrowings consists of various intercompany advances. These borrowings accrue interest at 9.996%, 9.915% and 10.440% for the nine-month period ended September 30, 1999, and for the years ended December 31, 1998 and 1997, respectively. These borrowings are due on demand. For the nine months ended September 30, 1999 and the year ended December 31, 1998, the parent company abated intercompany borrowings, including interest, of approximately $23,194 and $21,542, respectively. The abatements resulted in a reclassification of these balances from intercompany debt to stockholders' equity.

(7)  Segment Reporting

     The Company operates exclusively in the EDA industry. The Company markets its products primarily to customers in the communications, computer and consumer electronics industries. The Company licenses its products primarily through its direct sales force in the United States, Europe and Japan. The Company's reportable segments are based on geographic area. The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

                                      F-15                           (Continued)

                                 VERIBEST, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                September 30, 1999 and December 31, 1998 and 1997

                     All numerical references in thousands,
                     except percentages and per share data


       All intercompany revenues and expenses are eliminated in computing revenues and operating income (loss). Reportable segment information is as follows:

                                               Nine months              Years ended
                                                     ended              December 31,
                                              September 30,    -----------------------------
                                                      1999             1998             1997
                                              ------------     ------------     ------------
          Revenues:
              United States                   $     12,516     $     16,869     $     16,592
              United Kingdom                         4,841            5,757            6,459
              Europe (excluding U.K.)                3,134            3,965            3,553
              Japan                                  1,595            1,652            2,686
                                              ------------     ------------     ------------

                    Total                     $     22,086     $     28,243     $     29,290
                                              ============     ============     ============

          Operating loss:
              United States                   $     (6,568)    $    (10,586)    $    (13,875)
              United Kingdom                           629           (1,028)            (721)
              Europe (excluding U.K.)                  139             (750)          (1,536)
              Japan                                   (311)            (569)            (249)
                                              ------------     ------------     ------------

                    Total                     $     (6,111)    $    (12,933)    $    (16,381)
                                              ============     ============     ============

          Depreciation and amortization:
              United States                   $      2,525     $      3,560     $      4,769
              United Kingdom                            18               29               49
              Europe (excluding U.K.)                   19               33               51
              Japan                                     15               25               40
                                              ------------     ------------     ------------

                    Total                     $      2,577     $      3,647     $      4,909
                                              ============     ============     ============

          Capital expenditures:
              United States                   $        345     $        382     $        736
              United Kingdom                             8               48               78
              Europe (excluding U.K.)                   15               50                5
              Japan                                      1               --               --
                                              ------------     ------------     ------------

                    Total                     $        369     $        480     $        819
                                              ============     ============     ============

          Identifiable assets:
              United States                   $      7,665     $      8,378     $      8,360
              United Kingdom                         2,421            3,547            4,175
              Europe (excluding U.K.)                2,090            2,568            2,347
              Japan                                  1,137            1,127            1,392
                                              ------------     ------------     ------------

                    Total                     $     13,313     $     15,620     $     16,274
                                              ============     ============     ============

                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


     The following unaudited pro forma combined condensed financial statements give effect to a business combination between Mentor Graphics Corporation and VeriBest, Inc. accounted for as a purchase. The Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 present unaudited pro forma operating results of the Company as if the purchase had occurred as of January 1, 1998. The Pro Forma Combined Condensed Balance Sheet presents the unaudited pro forma financial condition of the Company as if the purchase had occurred as of September 30, 1999.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon available information and assumptions that Mentor Graphics Corporation believes are reasonable under the circumstances.

     These pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of (i) Mentor Graphics Corporation included in Form 10-Q for the quarter ended September 30, 1999 and Form 10-K for the year ended December 31, 1998, and (ii) VeriBest, Inc. included elsewhere herein.

                            PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                        YEAR ENDED DECEMBER 31, 1998
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                 (UNAUDITED)


                                                        Mentor                   Pro Forma
                                                      Graphics      VeriBest   Adjustments        Pro Forma
                                                   -----------   -----------   -----------      -----------
Net Revenue . . . . . . . . . . . . . . . . . . .  $   490,393   $    28,243   $         -      $   518,636
                                                   -----------   -----------   -----------      -----------
Operating Expenses:
     Cost of revenues . . . . . . . . . . . . . .      123,497        13,759        (3,087) (a)     134,169
     Research & development . . . . . . . . . . .      117,853         6,968             -          124,821
     Selling, general &
        administrative. . . . . . . . . . . . . .      214,859        19,949         2,618  (a)     237,426
     Special charges. . . . . . . . . . . . . . .       20,942             -             -           20,942
     Merger and acquisition related
        charges . . . . . . . . . . . . . . . . .        8,500           500         3,094  (b)      12,094
                                                   -----------   -----------   -----------      -----------
              Total operating expenses. . . . . .      485,651        41,176         2,625          529,452
                                                   -----------   -----------   -----------      -----------
Income (loss) from operations . . . . . . . . . .        4,742       (12,933)       (2,625)         (10,816)
Other income (expense), net . . . . . . . . . . .       (4,721)         (185)            -           (4,906)
                                                   -----------   -----------   -----------      -----------
Income (loss) before income taxes . . . . . . . .           21       (13,118)       (2,625)         (15,722)
Provision for income taxes. . . . . . . . . . . .          540             -             -              540
                                                   -----------   -----------   -----------      -----------
Net loss. . . . . . . . . . . . . . . . . . . . .  $      (519)  $   (13,118)  $    (2,625)     $   (16,262)
                                                   ===========   ===========   ===========      ===========

Net loss per share:
     Basic                                                                                      $     (0.25)
                                                                                                ===========
     Diluted                                                                                    $     (0.25)
                                                                                                ===========
Shares used in per share calculations:
     Basic                                                                                           65,165
                                                                                                ===========
     Diluted                                                                                         65,165
                                                                                                ===========


See accompanying Notes to Pro Forma Combined Condensed Financial Statements

                            PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                    NINE MONTHS ENDED SEPTEMBER 30, 1999
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                 (UNAUDITED)


                                                        Mentor                   Pro Forma
                                                      Graphics      VeriBest   Adjustments        Pro Forma
                                                   -----------   -----------   -----------      -----------
Net Revenue . . . . . . . . . . . . . . . . . . .  $   356,161   $    22,086   $         -      $   378,247
                                                   -----------   -----------   -----------      -----------
Operating Expenses:
     Cost of revenues . . . . . . . . . . . . . .       86,679         8,947        (2,353) (a)      93,273
     Research & development . . . . . . . . . . .       86,384         5,197             -           91,581
     Selling, general &
        administrative. . . . . . . . . . . . . .      155,763        13,182         2,051  (a)     170,996
     Special charges. . . . . . . . . . . . . . .       21,831           871             -           22,702
                                                   -----------   -----------   -----------      -----------
              Total operating expenses. . . . . .      350,657        28,197          (302)         378,552
                                                   -----------   -----------   -----------      -----------
Income (loss) from operations . . . . . . . . . .        5,504        (6,111)          302             (305)
Other income (expense), net . . . . . . . . . . .       (9,120)         (959)            -          (10,079)
                                                   -----------   -----------   -----------      -----------
Income (loss) before income taxes . . . . . . . .       (3,616)       (7,070)          302          (10,384)
Provision (benefit) for income taxes. . . . . . .         (795)            -             -             (795)
                                                   -----------   -----------   -----------      -----------
Net loss. . . . . . . . . . . . . . . . . . . . .  $    (2,821)  $    (7,070)  $       302      $    (9,589)
                                                   ===========   ===========   ===========      ===========

Net loss per share:
     Basic                                                                                      $     (0.15)
                                                                                                ===========
     Diluted                                                                                    $     (0.15)
                                                                                                ===========
Shares used in per share calculations:
     Basic                                                                                           66,042
                                                                                                ===========
     Diluted                                                                                         66,042
                                                                                                ===========


See accompanying Notes to Pro Forma Combined Condensed Financial Statements

                                 PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                             SEPTEMBER 30, 1999
                                               (IN THOUSANDS)
                                                 (UNAUDITED)


                                                        Mentor                   Pro Forma
                                                      Graphics      VeriBest   Adjustments        Pro Forma
                                                   -----------   -----------   -----------      -----------
Assets
Current Assets:
     Cash and cash equivalents. . . . . . . . . .  $   108,657   $     2,227   $    (2,227) (c) $    99,127
                                                                                    (9,130) (d)
                                                                                      (400) (d)
     Short-term investments . . . . . . . . . . .        2,000             -             -            2,000
     Trade accounts receivable. . . . . . . . . .      121,655         6,016        (6,016) (c)     121,655
     Prepaid expenses and other . . . . . . . . .       33,661           959          (496) (c)      34,124
                                                   -----------   -----------   -----------      -----------
           Total current assets . . . . . . . . .      265,973         9,202       (18,269)         256,906
Property, plant and equipment, net. . . . . . . .       84,858           736                         85,594
Goodwill. . . . . . . . . . . . . . . . . . . . .            -             -        15,995  (d)      15,995
Other assets. . . . . . . . . . . . . . . . . . .       57,618         3,375        (3,037) (c)      57,956
                                                   -----------   -----------   -----------      -----------
                                                   $   408,449   $    13,313   $    (5,311)     $   416,451
                                                   ===========   ===========   ===========      ===========

Liabilities & Stockholders' Equity
Current Liabilities:
     Short-term borrowings. . . . . . . . . . . .  $         -   $       443   $      (443) (c) $         -
     Accounts payable . . . . . . . . . . . . . .        7,978           396             -            8,374
     Income taxes payable . . . . . . . . . . . .       17,573           437             -           18,010
     Accrued and other liabilities. . . . . . . .       55,608         4,574             -           60,182
     Deferred revenue . . . . . . . . . . . . . .       46,754         4,962             -           51,716
                                                   -----------   -----------   -----------      -----------
           Total current liabilities. . . . . . .      127,913        10,812          (443)         138,282
Other long-term deferrals . . . . . . . . . . . .        1,245             -             -            1,245
Minority interest . . . . . . . . . . . . . . . .        1,209             -             -            1,209
                                                   -----------   -----------   -----------      -----------
     Total liabilities. . . . . . . . . . . . . .      130,367        10,812          (443)         140,736
                                                   -----------   -----------   -----------      -----------
Stockholders' Equity
     Common stock . . . . . . . . . . . . . . . .      285,927        54,395       (54,395) (c)     286,654
                                                                                       727  (d)
     Accumulated deficit. . . . . . . . . . . . .      (25,067)      (52,444)       52,444  (c)     (28,161)
                                                                                    (3,094) (d)
     Accumulated other comprehensive                                                                      -
        income. . . . . . . . . . . . . . . . . .       17,222           550          (550) (c)      17,222
                                                   -----------   -----------   -----------      -----------
           Total stockholders' equity . . . . . .      278,082         2,501        (4,868)         275,715
                                                   -----------   -----------   -----------      -----------
                                                   $   408,449   $    13,313   $    (5,311)     $   416,451
                                                   ===========   ===========   ===========      ===========


See accompanying Notes to Pro Forma Combined Condensed Financial Statements

            NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENT
                                   (UNAUDITED)
                     (All numerical references in thousands)


     The total estimated purchase price of the transaction has been allocated on a preliminary basis to assets and liabilities based on management's estimate of their fair values. The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill and other intangible assets. These allocations are subject to change pending the completion of the final analysis of the total purchase price and fair values of the assets acquired and the liabilities assumed. The impact of such changes could be material.

     (a)  To reflect the following depreciation and amortization adjustments:

                                                                                   Nine Months
                                                                    Year Ended           Ended
                                                                   December 31,   September 30,
                                                                          1998            1999
                                                                   -----------    ------------
         Elimination of historical VeriBest depreciation
              and amortization.................................... $    (3,704)   $     (2,728)
         New amortization expense related to application
              of purchase method of accounting related to
              patents and goodwill................................       2,859           2,144
         New depreciation expense related to application
              of purchase method of accounting to
              VeriBest plant and equipment........................         376              282
                                                                   -----------    -------------
                  Net adjustment.................................. $      (469)   $        (302)
                                                                   ===========    =============

     Intangible assets consist of patents and goodwill, both of which will be amortized over a five-year period. The acquired plant and equipment will be depreciated on a straight-line basis over the estimated useful life of three years.

     (b)  To record a charge for in-process research and development.

     (c) Reflects the elimination of certain assets and liabilities of VeriBest that were not purchased or assumed by Mentor Graphics.

     (d) The total purchase price paid by Mentor Graphics is comprised of the following:

          Cash paid................................................  $    9,130
          Liabilities assumed......................................      10,369
          Value of warrant issued..................................         350
          Value of vested options granted..........................         377
          Acquisition costs incurred...............................         400
                                                                     ----------
              Gross purchase price................................       20,626
         In-process research and development charge...............       (3,094)
                                                                     ----------
              Net purchase price..................................   $   17,532
                                                                     ==========

     Liabilities assumed included deferred revenue of $4,962.

     The purchase price is allocated to the assets and liabilities of VeriBest based on preliminary fair values as follows:

         Assets acquired:
              Prepaid expenses and other..........................   $      801
              Property, plant and equipment.......................          736
              Goodwill............................................       15,995
                                                                     ----------
                                                                         17,532
         Less liabilities assumed.................................      (10,369)
                                                                     ----------
                  Net assets acquired.............................   $    7,163
                                                                     ==========

     (e) Mentor Graphics expects to record charges to operations subsequent to the purchase transaction to reflect the combination of the two companies. These charges are estimated to be approximately $500 and will consist primarily of severance costs related to the termination of certain employees. This charge is not reflected in the pro forma combined condensed financial information.

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER        DESCRIPTION
-------       -----------

  2.1 Asset Purchase Agreement dated October 31, 1999 among Registrant and VeriBest, Inc. (Included with original Form 8-K filed by Registrant on November 15, 1999.)

              The following schedules and exhibits to the Asset Purchase Agreement have been omitted and will be provided to the Securities and Exchange Commission upon request:

              Schedule 2.5.1      Material Leases/Agreement Relating to Property
              Schedule 2.5.2      Material Licenses Relating to Intellectual
                                  Property
              Schedule 2.5.3      Material Employment Agreements and Benefit
                                  Plans
              Schedule 2.5.4      Patents and other Intellectual Property
              Schedule 2.5.5      Agreements Relating to Indebtedness
              Schedule 2.5.6      Contracts with Payments over $50,000
              Schedule 2.5.7      Litigation
              Schedule 2.5.8      Material Consents
              Schedule 2.10       Undisclosed Material Liabilities
              Schedule 2.12       Material Adverse Changes
              Exhibit 8.4         Patent License
              Exhibit 9.5         Escrow Release Letter

  23.1        Consent of KPMG LLP.